EXIBIT 99.1


                                                                COMPANY CONTACT:
                                                         BIOSPHERE MEDICAL, INC.
                                                             Robert M. Palladino
                                                        Executive Vice President
                                                     and Chief Financial Officer
                                                                    781-681-7925





           BIOSPHERE MEDICAL ANNOUNCES LAWSUIT BY EUROPEAN DISTRIBUTOR
           -----------------------------------------------------------


ROCKLAND, Mass. - January 27, 2003 - BioSphere Medical, Inc. (Nasdaq: BSMD), a medical device company that is pioneering the use of bioengineered microspheres to treat hypervascularized tumors and vascular malformations by occluding their blood supply, reported today that its French subsidiary, BioSphere Medical, S.A., has received notice from Terumo Europe, N.V. that Terumo has initiated legal proceedings in the Commercial Court of Pontoise, France alleging that it suffered damages from a purported termination of the distribution contract by BioSphere Medical, S.A.

BioSphere Medical S.A. and Terumo Europe entered into a distribution agreement in January 2002 pursuant to which Terumo Europe became the exclusive distributor of BioSphere Medical, S.A. EmboSphere(R) Microsphere and EmboGold(TM) Microsphere products in certain countries of Europe.

"We strongly believe that Terumo's allegations are without merit and we intend to vigorously defend the claims it has made against us" stated Paul A. Looney, BioSphere Medical's president and chief executive officer. "We do not believe that a termination of our relationship with Terumo, if it occurred, would be an interruption to our expected growth in Europe. We are committed to increasing our European marketing presence and brand name recognition through a strong direct sales force and distributor network."

ABOUT  BIOSPHERE  MEDICAL,  INC.
BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on embolotherapy, the treatment of tumors and vascular malformations by occluding their blood supply. The Company is pioneering the use of patented and proprietary bioengineered microspheres as a new class of embolics. BioSphere Medical has received approvals in the United States, Canada and Australia which allow the Company to sell Embosphere(R) Microspheres for use in general embolization procedures, including uterine fibroid embolization, and has also received CE Mark approval in the European Community.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the company's expectations that it will successfully market and sell its products in Europe through its sales and marketing strategies. The Company uses words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," "should'" and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company and its distributors to successfully market and sell the company's products; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products; the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere(R) Microspheres and EmboGold(TM) Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; risks relating to the Company's ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled "Certain Factors That May Affect Future Operations" in the Company's Current report on Form 10-Q for the quarter ended September 30, 2002, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.